Exhibit 10.2
SECOND AMENDMENT TO LEASE

(Schrödinger, Inc. – 1540 Broadway)

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is dated effective and for identification purposes as of June 13, 2024, and is made by and between SPUSV5 1540 BROADWAY, LLC, a Delaware limited liability company (“Landlord”), and SCHRÖDINGER, INC., a Delaware corporation (“Tenant”).
RECITALS:
WHEREAS, pursuant to the terms of that certain Office Lease dated as of April 5, 2021 (the “Original Lease”), as amended by that certain Confirmation of Lease Terms and Dates dated as of September 29, 2021, and by that certain First Amendment to Lease dated as of May 19, 2022 (the Original Lease, as amended, the “Existing Lease”), Landlord has leased to Tenant and Tenant has leased from Landlord approximately 136,047 rentable square feet of office space, consisting of the entire rentable area located on the 21st, 22nd, 23rd, 24th and 25th floors at 1540 Broadway, New York, NY (the “Building”), as more particularly described in the Existing Lease;
WHEREAS, Landlord and Tenant desire, among other things, to amend the Existing Lease such that Tenant shall have an expansion right with respect to the 26th Floor in lieu of the 27th Floor on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and made a substantive part hereof by this reference.
2.Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Existing Lease, unless otherwise defined herein. Upon execution of this Second Amendment, the term “Lease” as used in the Existing Lease and in this Second Amendment shall mean collectively the Existing Lease and this Second Amendment.
3.Expansion Option Substitution. Section 5 of the Rider to the Lease is hereby amended such that Tenant shall have the option to lease the 26th Floor in lieu of the 27th Floor, subject to and in accordance with the terms of such Section 5 and accordingly, all references therein to “27” or “27th” shall be deemed to refer to “26” or “26th”, as applicable.
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IN WITNESS WHEREOF, the foregoing Second Amendment is dated effective as of the date and year first written above.
LANDLORD:

SPUSV5 1540 BROADWAY, LLC,
a Delaware limited liability company

By: /s/ Tiffany Sanders
Name: Tiffany Sanders, Esq.
Title: President and General Counsel

TENANT:

SCHRÖDINGER, INC.,
a Delaware corporation

By: /s/ Ramy Farid
Name: Ramy Farid
Title: President and CEO